                                                                    EXHIBIT 4.18



                                 NINTH AMENDMENT



         NINTH AMENDMENT, dated as of November 28, 2001 (this "Agreement" or the "Ninth Amendment"), to the Amended and Restated Credit Agreement, dated as of May 22, 1998 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among The Meridian Resource Corporation, a Texas corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as the Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), Toronto Dominion (Texas), Inc. and Fortis Capital Corp. (formerly Mees Pierson N.V.), as co-arrangers (each in such capacity, a "Co-Arranger"), and Toronto Dominion (Texas), Inc., as documentation agent (in such capacity, the "Documentation Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

         WHEREAS, the Borrower, the Lenders and the Administrative Agent intend to redetermine the Borrowing Base in accordance with Section 4.9 at $190,000,000, such redetermination constituting the September 2001 Redetermination;

         WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed to certain modifications as set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement.

         2. Amendments to Section 1.1 of the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Applicable Margin", "Applicable Redetermination" and "Borrowing Base" contained therein in their entirety and substituting in lieu thereof the following definition:

         "Applicable Margin": for any day with respect to Eurodollar Loans and ABR Loans, the applicable per annum rate set forth below:


                                 Eurodollar            ABR
                                   Margin             Margin
                                 ----------           ------
                                   2.75%              1.75%

         provided, if there is no Borrowing Base Deficiency on the first to occur of (i) the effective date of the March 2002 Redetermination or (ii) any Special Redetermination (after giving effect thereto, or if there is such a Borrowing Base Deficiency, such deficiency is cured within 30 days as contemplated herein), then commencing on the later of such effective date or cure date, if applicable, the Applicable Margin thereafter, for any day with respect to Eurodollar Loans and ABR Loans shall be the applicable per annum rate set forth below opposite the Borrowing Base Usage in effect on any such day:


      Borrowing Base                 Eurodollar              ABR
          Usage                        Margin               Margin
      --------------                 ----------             ------
Less than or equal to 25%              1.25%                 .25%

Greater than 25% and less              1.50%                 .50%
than or equal to 50%

Greater than 50% and less              1.75%                 .75%
than or equal to 75%

Greater than 75%                       2.00%                 1.00%

                  As used herein, "Borrowing Base Usage" on any day means the percentage equivalent to the ratio of (i) the sum of the aggregate principal amount of the Loans then outstanding and Letter of Credit Outstandings on such day to (ii) the Borrowing Base in effect on such day.

         "Applicable Redetermination": any redetermination of the Borrowing Base effectuated from the Ninth Amendment Effective Date through and including the March 2002 Redetermination (including, without limitation, any Special Redetermination).

         "Borrowing Base": at any time of determination, the amount then in effect as determined in accordance with Section 4.9. For the period from the Ninth Amendment Effective Date through the March 2002 Redetermination, the Borrowing Base shall be $190,000,000; provided, however, that the Borrowing Base may be redetermined during such period as provided by Sections 4.9(c) and 4.9(f).

         (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "September 2001 Redetermination" and "Eighth Amendment Effective Date" and adding thereto the following new definitions in alphabetical order:

         "March 2002 Redetermination": the redetermination of the Borrowing Base scheduled for March 31, 2002, pursuant to subsection 4.9(c), utilizing the Reserve Report dated as of December 31, 2001 and required to be delivered prior to March 1, 2002.

         "Ninth Amendment Effective Date": the date upon which the Ninth Amendment, dated as of November 28, 2001, to this Agreement became effective in accordance with the terms therein.

         3. Amendments to Subsection 4.9 of the Credit Agreement. (a) Subsection 4.9(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

         "(c) Redetermination of the Borrowing Base. The Borrowing Base shall be redetermined (i) after receipt by the Administrative Agent of each scheduled Reserve Report, commencing with the Reserve Report prepared as of December 31, 2001, (ii) upon the delivery of a Lender Redetermination Notice to the Borrower and (iii) upon the delivery of a Borrower Redetermination Notice (which, except as provided in paragraph (f) below, shall not be delivered until after the March 2002 Redetermination) to the Administrative Agent, all as provided in this subsection 4.9. Within 15 days after the delivery of a Borrower Redetermination Notice or a Lender Redetermination Notice, the Borrower shall furnish to the Administrative Agent and to each Lender a Reserve Report as of the most recent practicable date. If the Borrower fails to deliver a Reserve Report within the time period provided for in the preceding sentence, then the Administrative Agent shall have the right to rely on the last Reserve Report previously delivered by the Borrower with any such adjustments and taking into account any additional information as the Administrative Agent may deem appropriate, in its sole discretion. On or before the date which is 30 days after receipt (i) of a scheduled semi-annual Reserve Report or (ii) of a Reserve Report in connection with a Lender Redetermination Notice or a Borrower Redetermination Notice, the Administrative Agent shall redetermine the Borrowing Base in its sole discretion, and the Administrative Agent shall notify the Borrower and the Lenders of its redetermination of the Borrowing Base. Within 10 Business Days after receipt from the Administrative Agent of the amount of its redetermination of the Borrowing Base, each Lender shall notify the Administrative Agent stating whether or not such Lender agrees with that redetermination. Failure of any Lender to give such notice within such period of time shall be deemed to constitute an acceptance of such redetermination. If the Supermajority Lenders (or, with respect to any Applicable Redetermination, all of the Lenders) agree with that redetermination, then the Administrative Agent promptly shall notify the Borrower of the Borrowing Base as so redetermined, whereupon that redetermined value shall automatically become effective (and shall remain effective until the Borrowing Base is again redetermined as provided in this subsection (c)). If the Supermajority Lenders (or, with respect to any Applicable Redetermination, all of the Lenders) have not approved or are not deemed to have approved the Borrowing Base within the 10 Business Day period following their receipt of the proposed amount from the Administrative Agent, the Borrowing Base shall be set at the amount of the then current Borrowing Base and the Borrowing Base shall remain at such level until the Supermajority Lenders (or, with respect to any Applicable Redetermination, all of the Lenders), utilizing the procedure outlined herein, agree on a new Borrowing Base; provided, that if a new Borrowing Base has not been agreed upon for the March 2002 Redetermination by all of the Lenders (i) during such 10 Business Day period or (ii) in any event, by no later than March 31, 2002, then the Borrowing Base shall automatically be redetermined to equal $180,000,000 until a new Borrowing Base has been agreed upon for the March 2002 Redetermination by all of the Lenders. Each redetermination provided for by this subsection 4.9(c) shall be made in accordance with the provisions of subsection 4.9(d). It is the intention of the Borrower and the

Lenders that the Borrowing Base be redetermined within 45 days after the furnishing of each Reserve Report, subject to the provisions of this paragraph
(c)."

         (b) Section 4.9(f) of the Credit Agreement is hereby amended by deleting the term "September 2001 Redetermination" in the first sentence thereof and substituting therefore the term "March 2002 Redetermination."

         4. Amendments to Subsections 7.12 and 7.13 of the Credit Agreement. Subsections 7.12 and 7.13 of the Credit Agreement are hereby amended by deleting such subsections in their entirety and substituting in lieu thereof the following:

          "7.12 Maintenance of Mortgages. Beginning on the Ninth Amendment Effective Date, cause to be performed any and all acts to ensure that Mortgages are recorded in the appropriate recording offices such that the Administrative Agent, for the ratable benefit of the Lenders, shall have by December 31, 2001 and at all times thereafter first priority perfected liens on, and security interests in, Oil and Gas Properties of the Borrower or its consolidated Subsidiaries, equal to at least ninety percent (90%) of the Present Value."

         5. Waiver of Subsections 4.9(c) and 4.10 of the Credit Agreement. The Administrative Agent and the Lenders hereby waive compliance with the provisions of (i) Subsection 4.9(c) of the Credit Agreement as such provisions specifically relate to the automatic redetermination of the Borrowing Base on October 31, 2001, the Administrative Agent and the Lenders hereby agreeing that no automatic redetermination of the Borrowing Base shall occur or is required as of such date, and (ii) Subsection 4.10 of the Credit Agreement as such provisions specifically relate to any mandatory prepayment required as a result of the automatic redetermination of the Borrowing Base on October 31, 2001.

         6. Conditions to Effectiveness. The amendment provided for in this Agreement shall become effective on the date upon which the following conditions precedent are satisfied and the Administrative Agent notifies the Borrower and the Lenders of the occurrence of such date:

                  (a) the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower and each of the Lenders listed in the signature pages hereof;

                  (b) the Administrative Agent shall have received counterparts of the Acknowledgment and Consent, confirming and agreeing that the Second Amended and Restated Guarantee, dated as of June 30, 1998, is and shall continue to be, in full force and effect, duly executed by the Guarantors attached hereto;

                  (c) the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each applicable Loan Party authorizing the execution, delivery and performance of this Agreement, certified by its Secretary or Assistant Secretary as of the Ninth Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; and

                  (d) the Administrative Agent shall have received from the Borrower written confirmation that the Subordinated Indebtedness of the Borrower has been refinanced or replaced on terms identical to the existing terms thereof or on terms otherwise acceptable to the Required Lenders, including in either case a maturity date of no earlier than December 31, 2002.

         7. Representations and Warranties. The Borrower, as of the date hereof and after giving effect to the amendment contained herein, hereby (i) represents and warrants to the administrative Agent and each Lender that the Lenders have a first priority lien on, and security interest in, Oil and Gas Properties of the Borrower constituting at least 80% of the Present Value of the Oil and Gas Properties of the Borrower and its consolidated Subsidiaries as reflected in the Reserve Reported dated June 30, 2001, and delivered to the Lenders and (ii) confirms, reaffirms and restates that (a) representations and warranties made by it in Section 5 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date) and (b) no Default or Event of Default has occurred and is continuing on the date hereof; provided, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Agreement.

         8. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         9. Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in paragraph 6 of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         10. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

         11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:                                      THE MERIDIAN RESOURCE CORPORATION


                                               By:       /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/  JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: V.P.-Finance &
                                                          Capital Markets



                                               JPMORGAN CHASE BANK (formerly The
                                               Chase Manhattan Bank), as
                                               Administrative Agent, Issuing
                                               Lender and as a Lender


                                               By:       /s/ STEVEN WOOD
                                                   ----------------------------
                                                   Name:  Steven Wood
                                                   Title: Vice President



                                               TORONTO DOMINION (TEXAS), INC.,
                                               as Arranger, Documentation Agent
                                               and as a Lender


                                               By:       /s/ ANN S. SLANIS
                                                   ----------------------------
                                                   Name:  Ann S. Slanis
                                                   Title: Vice President



                                               SOCIETE GENERALE, SOUTHWEST
                                               AGENCY, as a Lender


                                               By:        /s/ CARY HUGHES
                                                   ----------------------------
                                                   Name:  Cary Hughes
                                                   Title: Director



                                               FORTIS CAPITAL CORP. (formerly
                                               MeesPierson N.V.), as a Lender


                                               By:     /s/ DARRELL W. HOLLEY
                                                   ----------------------------
                                                   Name:  Darrell W. Holley
                                                   Title: Managing Director


                                               By:      /s/ M.F.E. DE HAAN
                                                   ----------------------------
                                                   Name:  M.F.E. de Haan
                                                   Title: Associate



                                               ROYAL BANK OF CANADA, as a Lender


                                               By:       /s/ JASON YORK
                                                   ----------------------------
                                                   Name:  Jason York
                                                   Title: Vice President



                                               BNP PARIBAS, as a Lender


                                               By:       /s/ BRIAN MALONE
                                                   ----------------------------
                                                   Name:  Brian Malone
                                                   Title: Managing Director


                                               By:       /s/ J. ONLSCHUK
                                                   ----------------------------
                                                   Name:  J. Onlschuk
                                                   Title: Director



                                               CREDIT AGRICOLE INDOSUEZ, as a
                                               Lender


                                               By:      /s/ BRIAN KNEZEAK
                                                   ----------------------------
                                                   Name:  Brian Knezeak
                                                   Title: FVP, Manager


                                               By:     /s/ MICHAEL D. WILLIS
                                                   ----------------------------
                                                   Name:  Michael D. Willis
                                                   Title: VP, Credit Analysis

                           ACKNOWLEDGMENT AND CONSENT

         Each of the undersigned corporations, as a guarantor under that certain Second Amended and Restated Guarantee, dated as of June 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee") made by each of such entities in favor of the Administrative Agent, confirms and agrees that the Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and the Guarantee and all of the Collateral (as defined in the Guarantee Agreement), do, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee Agreement) pursuant to the terms of the Guarantee. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to in the Agreement to which this Acknowledgment and Consent is attached.

                                               CAIRN ENERGY USA, INC.


                                               By:    /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/ JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: Vice President


                                               Address for Notices:
                                               1401 Enclave Parkway, Suite 300
                                               Houston, Texas 77077
                                               Fax: (281) 558-5744

                                               THE MERIDIAN RESOURCE &
                                               EXPLORATION, LLC


                                               By:    /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/ JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: Vice President

                                               Address for Notices:
                                               1401 Enclave Parkway, Suite 300
                                               Houston, Texas 77077
                                               Fax: (281) 558-5744


                                               THE MERIDIAN PRODUCTION
                                               CORPORATION


                                               By:    /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/ JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: Vice President

                                               Address for Notices:
                                               1401 Enclave Parkway, Suite 300
                                               Houston, Texas 77077
                                               Fax: (281) 558-5744

                                               THE MERIDIAN RESOURCE CORPORATION
                                               (Delaware Subsidiary)


                                               By:    /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/ JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: Vice President


                                               Address for Notices:
                                               1401 Enclave Parkway, Suite 300
                                               Houston, Texas 77077
                                               Fax: (281) 558-5744


                                               LOUISIANA ONSHORE PROPERTIES, LLC


                                               By:    /s/ MICHAEL MAYELL
                                                   ----------------------------
                                                   Name:  Michael Mayell
                                                   Title: President


                                               By:    /s/ JAMES H. SHONSEY
                                                   ----------------------------
                                                   Name:  James H. Shonsey
                                                   Title: Vice President


                                               Address for Notices:
                                               1401 Enclave Parkway, Suite 300
                                               Houston, Texas 77077
                                               Fax: (281) 558-5744